Exhibit 10.2

PATRICK INDUSTRIES, INC.
______ NON-EMPLOYEE DIRECTOR RESTRICTED SHARE AWARD

________, ______

Name: ____________________
Address:___________________
_______________________

As consideration for your valuable services as a Non-Employee Director of Patrick Industries, Inc. (the "Company"), and per the Restricted Stock section of the Patrick Industries, Inc. Omnibus Incentive Plan, you are hereby granted a Share Award for _________ shares of the Company's Common Stock, fully paid and non-assessable (the "Shares").  Concurrently with this letter, the Company has registered a certificate for the Shares in your name and will deposit the certificate with the Company.  You shall have all of the rights of a shareholder with respect to the Shares, including the right to vote and to receive all dividends or other distributions paid or made with respect to the Shares.  However, at any and all times prior to ____________, ________, the Shares (and any securities of the Company which may be issued with respect to such Shares by virtue of any stock split, combination, stock dividend or recapitalization) shall be subject to the following restrictions:

(i)  Unless and until the date of a Change in Control, your death, Disability or Retirement, the Shares shall not be sold, exchanged, assigned, transferred or otherwise disposed of.

For these purposes a "Change in Control" shall have the meaning set forth in Exhibit A attached hereto.

"Disability" shall have the meaning ascribed to such term in Section 105(d) of the Internal Revenue Code of 1986, or any successor provision.

"Retirement" shall mean retirement from the Board at any time at or after age 65, or retirement at any time with the consent of the Board.

(ii) In the event of your termination from the Board of Directors by the Company for any reason other than your death, Disability or Retirement, including resignation or discharge with or without cause, all of the Shares then subject to above restrictions shall be forfeited, and transferred to the Company without consideration to you, your executor, administrator, personal representative or heirs (the "Representative").

In the event of the occurrence of any event listed in paragraph (i) or the lapse of time, the restrictions shall lapse and have no further force or effect and certificates representing Shares as to which the restrictions have lapsed, shall be delivered by the Company to you or your Representative.

The grant has been reported to the SEC on a Form _.  I have enclosed a copy for your records.

Finally, you should be aware that the grant of a Stock Award will require you to recognize additional compensation income for federal income tax purposes since the Award is being granted in connection with your performance of services for the Company.  However, since the shares which have been issued in connection with your Stock Award are non-transferable and subject to forfeiture in the event of your termination as director (other than as a result of your death, Disability, or Retirement), your recognition of income will be deferred until the first date upon which the shares are either freely transferable or are no longer subject to forfeiture.  Specifically, you will not recognize any income in connection with your Stock Award until the restriction period lapses on ___________, ______, or, if earlier, upon a Change in Control or your termination of employment as a result of your death, Disability, or Retirement (the “compensation event”).  The amount of income will equal the fair market value of the Award shares at the time of the compensation event; appreciation subsequent to the compensation event will be eligible for capital gain treatment when the Award shares are ultimately disposed of.  Note that you will not be treated as the tax owner of the Award shares prior to the compensation event.  As a result, any dividends which are paid with respect to such shares prior to the compensation event will be taxable to you as additional compensation income.

Notwithstanding the above, you may make an election under Section 83(b) to be taxed in the year the Award shares are issued, _____ instead of _____.  If the election is made, you will recognize ordinary compensation income in the year of issuance in an amount equal to the fair market value of the Award shares ($XXXXXXX) on the date of granting, __________, ______; future appreciation will be eligible for capital gain treatment when the shares are ultimately disposed of.  The Section 83(b) election must be made within 30 days after granting of the Award shares, or by ___________, _____.  If you make this election, no additional tax consequences will arise as the restrictions lapse.  However, if you make this election and subsequently forfeit the Award shares, you will not be entitled to recoup any taxes paid in connection with such election.  I have enclosed a sample letter to the IRS and the Form of Election to use if you chose to make the election.  This must be done before ______________, _____.  YOU SHOULD CONSULT WITH YOUR PERSONAL TAX ADVISOR REGARDING WHETHER OR NOT A SECTION 83(b) ELECTION SHOULD BE MADE.

Please contact me with any questions you may have regarding the award and to arrange for further documentation of your award.

Sincerely,

____________________
Title
____________________

Enclosures

EXHIBIT A

A "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or an employee benefit plan sponsored by the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more (or if a person is permitted to own a higher percentage under the Company’s Rights Agreement, dated March 21, 2006, amended on May 18, 2007, and subsequently amended on March 10, 2008, as the same may be amended from time to time, such higher percentage as to such person) of the combined voting power of the Company’s then outstanding securities ordinarily having the right to vote at elections of directors (excluding an acquisition of such securities directly from the Company), (ii) during any period of two consecutive years individuals who at the beginning of the two-year period were members of the Board cease for any reason to constitute at least a majority of the Board (individuals with such two years of service being the “Continuing Directors”), (iii) there shall be consummated (A) any consolidation, merger, or reorganization of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of Common Stock would be converted into or exchanged for cash, securities, or other property, other than a consolidation, merger, or reorganization of the Company in which the holders of capital stock of all classes of the Company (including Common Stock) immediately prior to the transaction have, directly or indirectly, an ownership interest in securities representing a majority of the combined voting power of the outstanding voting securities of the surviving entity immediately after the transaction, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than any such transaction with entities in which the holders of the Company’s then outstanding capital stock of all classes, directly or indirectly, have an ownership interest in securities representing a majority of the combined voting power of the outstanding voting securities of such entities immediately after the transaction, (iv) a change occurs of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, promulgated under the Exchange Act or any successor disclosure item, or (v) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that any occurrence described in (i) through (iv) approved by the affirmative vote of a majority of the Continuing Directors, shall not constitute a Change in Control to the extent so provided by the affirmative vote of a majority of those Continuing Directors.